                                                                  Exhibit 10.25f

                           REGAL SUBLICENSE AGREEMENT

     This Sublicense Agreement is made and entered into the 18th day of December, 1996, to be effective as of August 1, 1996 (the "Effective Date") by and between Richfield Holdings, Inc., a Colorado corporation ("Licensor") and Durham Operating Partnership, L.P., a Delaware limited partnership ("Licensee").

                                    RECITALS

     A. Licensor has the exclusive license to use the Regal trademarks, service marks, tradenames, logos, and other property in North America (the "Trademarks") and the full right to further sublicense the Trademarks to certain of its affiliates and subsidiaries for the purpose of using the Trademarks in the business of owning and operating full service hotels and restaurant services.

     B. Licensor is willing to license the Trademarks to Licensee for use and in connection with the REGAL UNIVERSITY HOTEL located at 2800 Middleton Avenue, Durham, North Carolina (the "Hotel");

     THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree as follows:

                                   AGREEMENT

     1.  Grant of License.  Licensor hereby grants to Licensee, during the term
         ----------------
of this Agreement and subject to the terms and conditions set forth below, the non-exclusive right and license to use the Trademarks in connection with the business of the Hotel (the "License"). No license is granted under this Agreement for the use of the Trademarks for any purpose other than in connection with the business of the Hotel.

     2.  Term.  The term of this Agreement shall begin on the Effective Date and
         ----
(unless earlier terminated pursuant to Sections 16 and 17 hereof) shall expire on December 31, 2015 (the "Term"). The Term shall be automatically extended for successive one-year periods unless either party notifies the other no later than 90 days prior to the next scheduled expiration date that it does not elect to renew. Notwithstanding the foregoing, either party shall have the right to terminate this Agreement at any time without cause on 90 days' written notice to the other party.

     3.  License Fees.  In consideration of the License, Licensee agrees to pay
         ------------
to Licensor, on a monthly basis, a License Fee equal to 2% of Total Sales Revenues from the Hotel (the "License Fee") for the period August 1, 1996 through December 31, 1996 and 2.5% of Total Sales Revenue for the period from January 1, 1997 through December 31, 1997. In the calendar year 1998 and thereafter, the License Fee shall be 3% of Total Sales Revenues from the Hotel. "Total Sales Revenues" means all revenues derived from the rental, sale, use, or occupancy of the guest rooms or meeting rooms in the Hotel and all adjacent facilities and all revenues derived


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from: vending machines, food and beverage services, including room service;
local and long distance telephone calls; and all other services of every kind and nature available to Hotel guests. Total Sales Revenues include cash and credit transactions whether or not actually collected by Licensee but excludes sales taxes or other similar taxes that Licensee is required by law to collect from guests or in conjunction with the rental of guest rooms or meeting rooms; food and beverage services; or other Hotel services.

     4.  Marketing.  Licensor agrees to apply a portion of the License Fee
         ---------
actually received by Licensor from Licensee on an annualized basis for the purposes of national and international advertising, promotion, publicity, marketing research, and other marketing programs and related activities designed by Licensor, in its sole discretion, to promote the Regal hotel name and the Hotel or other hotels and resorts so licensed by Licensor.

     5.  Representations of Licensor.  Licensor represents and warrants that:
         ---------------------------
the Trademarks have been registered or applications for registrations have been lodged with the U.S. Patent and Trademark office; it has all necessary rights, power, and authority to enter into this Agreement; it has not entered into any agreement or commitment with any third party that would materially impair, interfere with, or infringe upon the rights granted under this Agreement; and, to the best of its knowledge, no infringement or similar claims or actions related to the Trademarks and the rights granted in this Agreement have been filed or threatened.

     6.  Limitations on Licensee's Rights.  Licensee recognizes the considerable
         --------------------------------
value of the goodwill associated with the Trademarks and acknowledges that all rights therein and goodwill attached thereto in North America belong exclusively to the Licensor and that such Trademarks have secondary meanings in the minds of the public. Licensee acknowledges the validity of the Trademarks and agrees not to contest such validity or to perform any act adverse to Licensor's rights therein. Licensee agrees that nothing in this Agreement shall be deemed in any way to constitute an assignment by Licensor of the Trademarks or any rights therein or to give Licensee any right, title, or interest therein other than the right to use the Trademarks as expressly provided in this Agreement. Licensee agrees that any goodwill arising out of its use of the Trademarks shall inure solely to the benefit of Licensor.

     7.  Cooperation.  Licensee agrees that, both during and after the Term or
         -----------
any extension hereof, it will cooperate fully and in good faith with the Licensor and execute such documents as Licensor may reasonably request for the purposes of securing and preserving the rights of Licensor in and to the Trademarks.

     8.  Infringement.  Licensee shall promptly notify Licensor in writing of
         ------------
any infringement, imitation, passing-off, or other use of the Trademarks by any third party that comes to Licensee's attention. If Licensor determines that action should be taken against any such third party, Licensor may take such action in its own name and at its own expense or, where required by law, in Licensee's name, in which event Licensor shall bear the cost of such action and shall be entitled to control the prosecution thereof. Licensee agrees to cooperate fully with Licensor to whatever extent is necessary to prosecute any such action.

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

     9.  Books and Records. Licensee agrees to keep accurate books of account
         -----------------
and records covering all transactions relating to the License, and Licensor or its duly authorized representatives shall have the right during normal business hours to examine all of Licensee's books of account and records and all other documents and materials in the possession or under the control of Licensee with respect to the subject matter and terms of this Agreement, and shall have free and full access thereto for such purpose and for the purpose of making photocopies therefrom. All books of account and records shall be kept available by Licensee for at least one year after the calendar quarter or part thereof to which they relate.

     10.  Licensor's Right to Monitor Trademark Use.
          -----------------------------------------

          (a) The Licensor or its duly authorized representatives shall have the right during regular business hours and upon reasonable notice to enter and inspect the Hotel where the Trademarks are being used and all documents, depiction's, and materials in which the Trademark is used.

          (b) From time to time, Licensee shall furnish to Licensor, free of any cost or charge, for the Licensor's approval, samples of any documents, depiction, or materials using the Trademarks (including all advertising, promotional and display material on which the Trademarks are to be used). Any items submitted by pre-paid air express to the Licensor that are not approved and rejected within 45 days after receipt by the Licensor shall be deemed to have been approved.

          (c) Without the prior approval of Licensor, Licensee shall not sell or distribute any product, document, depiction, or material containing the Trademarks that deviate from the standard then in effect or from the uses approved by Licensor as provided above.

     11.  Trademark Notice.  Licensee agrees that it will cause to be affixed,
          ----------------
in connection with any use of the Trademarks, the letter "R" encircled, the letters "TM," or such other trademark notice or other notice as may be required by Licensor from time to time.

     12.  Indemnification.
          ---------------

          (a) Licensee shall indemnify, defend, and hold harmless the Licensor from and against: (i) all losses, liabilities, actions, claims, costs, damages, and expenses including without limitation attorneys' fees and court costs that arise out of or are in any way based upon the use or exploitation of any of the Trademarks including, without limitation, all losses, liabilities, actions, claims, costs, damages and expenses relating to any claim for product liability or otherwise arising in any way related to this Agreement and (ii) any claims of any nature related to the operation, maintenance, management, or physical attributes of the Hotel, including without limitation its compliance with the Americans with Disabilities Act, as amended (the "ADA") or any state or local law that is similar to the ADA or is otherwise related to the rights of disadvantaged or disabled persons to public accommodations.

          (b) Licensor shall indemnify, defend, and hold harmless Licensee from against all actions, claims, costs, demands and expenses that arise from any claim that the use of the

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Trademarks by Licensee accordance with this Agreement constitutes an infringement of the rights of any third party with respect to the Trademarks.

          (c) Any legal proceedings that are instituted by any third party against Licensor or Licensee related to this Agreement shall be defended at Licensee's expense except for claims that specifically refer to a claim of infringement of the rights of any third party with respect to the Trademarks, which shall be defended at Licensor's expense. The party obligated to pay the expenses of defense under this subsection (c) shall have the right to select counsel to provide such defense, subject to the approval of the other party of the counsel selected, which approval shall not be unreasonably withheld. No claim for which one party has any indemnity obligation under this Section 12 shall be settled or compromised, or the defense thereof terminated, without the prior approval of the indemnifying party. The party entitled to indemnification under this Section 12 shall have the right to affirmative injunctive relief to compel the provision of the defense required in this subsection (c) and the right to pursue such defense at the indemnifying party's expense until such defense is fully undertaken by the indemnifying party.

     13.  No Partnership or Agency.  This Agreement does not constitute a
          ------------------------
partnership agreement and nothing herein is intended to constitute, nor shall anything herein be construed to constitute, Licensor and Licensee as partners of each other. Nothing herein shall operate to constitute either party as agent of the other party, and neither party has any authority to act on behalf of the other party. Neither party shall incur, accept any liability, or enter into any commitments or contracts on behalf of the other party. No obligation of either party under this Agreement shall be enforceable by any person other than a party hereto and no third party is intended to be or shall be deemed to be a third-party beneficiary of this Agreement.

     14.  Assignment.
          ----------

          (a)  Assignment by Licensor.  Licensor shall have the right to assign
               ----------------------
all or any part of its rights or obligations under this Agreement to any person or legal entity. No such assignment shall, however, relieve Licensor of its obligations under this Agreement.

          (b)  Assignment by Licensee.  Licensee acknowledges that the rights
               ----------------------
and duties set forth in this Agreement are personal to Licensee and that Licensor has granted this license to Licensee in reliance on Licensee's business skills and financial capacity and the personal character of it officers. Accordingly, Licensee shall not sell, assign, transfer, or otherwise encumber or convey any direct or indirect interest in the Trademarks or in this Agreement or any rights or obligations created in this Agreement without the prior written consent of Licensor, which may be withheld by Licensor in its sole discretion.

     15.  Licensee's Covenants and Duties.  Licensee covenants and agrees:
          -------------------------------

          (a) to operate the Hotel in strict conformity with this Agreement and to feature the Trademarks in all advertising together with the distinguishing characteristics of the Regal license prescribed by the Licensor or under such other name and trademark as may be adopted

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

by Licensor for use in connection with the Regal license such that the Hotel will be recognizable by the general public as an integral part of the Regal system.

          (b) to maintain the Hotel interior and exterior, including parking and automotive areas and any food and beverage facilities located on the premises of the Hotel in a clean, sound and attractive condition and good repair at all times. Licensee shall undertake all repairs, cleaning, redecoration, periodic repainting, and replacement of obsolete or out-moded signs, equipment, furnishings, fixtures, and furniture and such other corrective action as may be directed by Regal or is otherwise necessary to comply with the standards to be set forth by Regal from time to time.

          (c) to use its best efforts to insure that: (i) all items on which the Trademarks are used are of high standard, style, appearance, and quality;
(ii) such items are manufactured, packaged, sold, distributed, and advertised in accordance with this Agreement and all applicable laws and regulations; (iii) the policy of sales, distribution, or other exploitation of the Trademarks by Licensee shall be of high standard and to the best advantage of the Trademarks;
(iv) all such policies shall in no manner reflect adversely upon the good name of Licensor or the Trademarks.

          (d) to use in connection with the Hotel only business stationery, business cards, marketing materials, advertising materials, printed materials, and forms that are approved by Licensor.

          (e) to refrain from using or permitting the use of the Trademarks for any purpose or activity not contemplated herein at any time without first obtaining the prior written consent of Licensor.

          (f) to obtain and display in a prominent location at the Hotel approved by Licensor one or more illuminated signs using the Trademarks as may be directed and approved by Licensor from time to time and to maintain such exterior signs in good working condition and appearance at all times.

          (g) to obtain and install at the Hotel reservations equipment that meets all specifications prescribed from time to time by Licensor and to maintain such equipment in good working condition at all times.

          (h) to permit Licensor and its agents to enter the Hotel at any reasonable time with or without prior notice and to inspect, photograph or videotape the Hotel and operations therein and to otherwise evaluate the Licensee's compliance with this Agreement. Licensee agrees to cooperate with Licensor's representatives in such inspections by rendering such assistance as they may reasonably request during any inspection visit. Licensee agrees to provide one room night four times per year at the Hotel free of charge to Licensor's representatives. If a re-inspection is required due to the Licensee's failure to comply with the standards set forth herein, Licensor may assess the Licensee a reasonable fee for such re-inspection.

          (i) to submit the Hotel's rate information and accurate descriptive information for inclusion in such directories as Licensor may from time to time publish on or before the deadlines for the receipt of such information that are established by Licensor. If such information is not submitted, Licensor is authorized to publish the latest available rates and descriptive information submitted by Licensee and Licensee shall be deemed to have waived any claims related to the accuracy of the information so published.
          (j) to honor the terms of any discount or promotional program that Licensor elects to offer to the public and to honor the rate quoted to any guest at the time of making an advance reservation whether made through an advance reservation system or otherwise.

          (k) to pay reasonable travel agent commissions in the form and manner specified by Licensor.

          (l) to use its best efforts to maximize the business conducted at the Hotel and to promote the increase of business at all hotels affiliated with the Regal license. If Licensee is unable to accommodate a potential guest, the Licensee agrees to refer the guest to other hotels, if any, affiliated with the Regal name or license near the Hotel.

          (m) to participate in any advance reservation systems designated by a Licensor to make reservations and to accept reservations in accordance with Licensor's procedures promulgated from time to time.

          (n) to conduct all advertising and promotion of the Hotel in a dignified manner that conforms to the standards and requirements specified from time to time by Licensor.

          (o) to comply with all operational standards and specifications adopted from time to time by Licensor.

     16.  Insurance.
          ---------

          (a) The Licensee shall procure and maintain in full force and effect during the entire term of this Agreement, at the Licensee's sole cost and expense, all-risk physical damage coverage, insuring the Hotel for an amount not less than 80% of the replacement cost thereof as well as full coverage for 12 months of business interruption losses. Subject to the provisions of any mortgage or deed of trust that encumbers the Hotel, if the Hotel or any portion thereof is damaged or destroyed by any casualty, the proceeds of any such insurance shall be used to repair or restore the Hotel in accordance with plans and specifications prepared by the Licensee and approved in writing by Licensor. Such insurance shall contain a waiver of subrogation.

          (b) Licensee agrees to procure and maintain in full force and affect during the entire term of this Agreement, at Licensee's sole cost and expense, Commercial General Liability Insurance Policies written on an occurrence form protecting the Licensee, with the Licensor as an additional insured party, from and against all types of losses and liabilities, including without limitation, personal injury and property damage of any nature, together with the costs and

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expenses of the defense and settlement of adjustment thereof, without exception, arising out of or in any way related to any operation or activity at the Hotel or related in any way to this Agreement, inclusive of adjacent areas. Such policies shall respond to lawsuits or actions brought anywhere in the world.
Such policies shall provide limits of not less than $10,000,000.00 per occurrence and shall be accompanied by a waiver of subrogation. These total minimum limits can be provided through a combination of primary and umbrella policies.

          Comprehensive General Liability coverages shall include, without limitation, Broad Form Contractual, Products and Completed Operations, Automobile, Independent Contractors, Personal Injury, Broad Form Property Damage, Extended Bodily Injury, Owner's and Contractor's Protective, and Host Liquor Liability. In addition, if alcoholic beverages are sold at the Hotel, Dram Shop/Liquor Liability Insurance shall also be provided. The Automobile Liability Policy shall cover owned, hired, and non-owned vehicles.

          Furthermore, the Hotel shall also provide statutory Workers' Compensation insurance coverage and Employers Liability insurance in an amount satisfactory to Licensor.

          Licensor may, from time to time, during the term of this Agreement, at its sole option, require that the minimum limits of insurance coverage, as aforesaid, be reasonably adjusted in any area in amounts determined solely by Licensor and Licensee hereby agrees to comply with such requirements, at Licensee's sole cost and expense, and to deliver evidence of such compliance to Licensor within 30 days of receipt of Licensor's written request.

          The foregoing insurance shall be placed with an insurance company or companies satisfactory to Licensor.

          (c) Within 10 days after Licensor's execution of this Agreement, Licensee agrees to furnish to Licensor certificates of such insurance indicating thereon the name and address of the Hotel and that Licensor is an additional insured party, together with evidence showing that all premiums therefor have been paid. Additionally, evidence of renewal will be furnished to Licensor prior to the expiration date of each such insurance policy. Such policy or policies shall be endorsed to require that Licensor shall receive 30-days' prior written notice of cancellation, reduction in coverage, or other modification of the policy or policies.

          (d) If Licensee fails to comply with the provisions of this paragraph, Licensor may, at its option, (a) without notice, in addition to such other rights and remedies that it may have, procure and maintain such insurance, and charge all costs and premiums related thereto to Licensee or (b) immediately terminate this Agreement.

          (e) The procuring and maintenance of such insurance and the performance by Licensee of its obligations under this Agreement shall not relieve Licensee of any liability imposed by or under Section 12 of this Agreement, which shall survive any termination hereof.

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     17.  Termination by Licensor.
          -----------------------

          (a) If Licensee makes any assignment of its assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business, or if it is adjudged in any legal proceeding to be a voluntary or involuntary bankrupt, then Licensor shall have the option to terminate this Agreement on five days' written notice.

          (b) If Licensee violates its obligation to pay the License Fee, Licensor shall have the right to terminate this Agreement upon 15 days' written notice, and such notice of termination shall become effective (except with respect to Licensee's obligation to pay the License Fee) unless Licensee completely cures the violation within such 15 day period to Licensor's satisfaction.

          (c) If Licensee defaults under any of its obligations under the terms of this Agreement other than its obligation to pay the License Fee, Licensor shall have the right to terminate this Agreement on ten days' written notice, and such notice of termination shall become effective unless Licensee completely cures the default within such ten-day period to Licensor's satisfaction; provided, however, that, if the default giving rise to Licensor's notice of termination is of such character that it cannot be completely cured within such ten-day period, then Licensee shall have a further reasonable period not to exceed 30 additional days in which to cure the default completely. The foregoing extension shall be available only if Licensee commences action within the first ten-day period to cure such default and diligently pursues such cure efforts thereafter.

          (d) Upon any default by Licensee under this Agreement, the license to use the Trademarks granted under this Agreement shall be immediately revoked, subject to reinstatement only as the result of a cure permitted under this
Section 17.

     18.  Termination by the Licensee.
          ---------------------------

          If Licensor defaults in the performance of any of its obligations under this Agreement, Licensee shall have the right to terminate this Agreement on 30 days' written notice to Licensor unless Licensor cures the default within such 30-day period; provided, however, that, if the default giving rise to Licensor's notice of termination is of such character that it cannot be completely cured within such 30-day period, then Licensor shall have a further reasonable period in which to cure the default. The foregoing extension shall be available only if Licensor commences action within the first 30-day period to cure the default and diligently pursues such cure efforts thereafter.

     19.  Effect of Termination or Expiration.
          -----------------------------------

          (a) Licensee acknowledges and agrees that the damages that may be suffered by Licensor as a result of a termination of this Agreement under
Section 17 are difficult if not impossible to ascertain, and therefore the parties hereto agree that should the Agreement be terminated, Licensee shall pay to Licensor as liquidated damages and not as a penalty a sum equal to twelve times the average monthly License Fee under this Agreement for the 12 months that immediately preceded the effective date of termination; provided however that, if the effective date of termination occurs during the first year of the term, such liquidated damages shall be a sum equal to the product of the then-applicable License Fee percentage rate set forth in paragraph 3 of this Agreement times Total Sales Revenues for the 12-month period
                              -----
that immediately preceded the effective date of termination.

          (b) After termination of this Agreement for any reason, Licensee shall not use or otherwise dispose of items it may have on hand on which the Trademarks appear without the express written consent of Licensor.

          (c)  Upon and after the termination of this Agreement, Licensee shall:
(i) discontinue all further use of the Trademarks; (ii) make no further reference to the Trademarks direct or indirect; (iii) discontinue the use of anything deemed by Licensor to be similar to the Trademarks in any respect whatsoever; and (iv) at Licensor's request and at Licensee's expense, deliver to Licensor all advertising, promotional pieces, and similar materials that bear any of the Trademarks that are then at the Hotel or otherwise in the possession of Licensee or any of its contractors or agents. Licensee acknowledges that the failure of Licensee to cease the use of the Trademarks at the termination or expiration of this Agreement will result in immediate and irremediable damage to Licensor and to the rights of any subsequent licensee. Licensee acknowledges and agrees that there is no adequate remedy at law for such failure and agrees that, in the event of such failure, Licensor shall be entitled (without prejudice to any other rights it may have, including any rights to monetary damages) to equitable relief, including without limitation affirmative injunctive relief, to secure the compliance of Licensee with the provisions of this Section 17(c).

     20.  No Waiver.  Any failure of any party hereto to comply with any of the
          ---------
obligations or agreements set forth in this Agreement or to fulfill any condition set forth herein may be waived only by a written instrument signed by the other party. No failure by any party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right, nor shall any single or partial exercise of any right provided in this Agreement by any party preclude any other or future exercise of that right or any other right.

     21.  Notices.  All notices, requests, or other communications required or
          -------
permitted under this Agreement shall be given in writing by hand delivery or by registered or certified mail, return receipt requested, postage prepaid, to the party at its respective address set forth below, or at such other address as may from time to time be designated by such party to the other in accordance with this Section 21:

     If to the Licensor:

          Richfield Holdings, Inc.
          5775 DTC Boulevard, Suite 300
          Englewood, Colorado  80111
          Attention:  General Counsel

     If to the Licensee:

          Durham Operating Partnership, L.P.
          5775 DTC Boulevard, Suite 300
          Englewood, Colorado  80111
          Attention:  Operations

     22. This Agreement shall be governed by and interpreted under the laws of the State of Colorado.

     23. If any legal proceedings are required to enforce any provision of this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses related to such proceedings, including without limitation, reasonable attorneys' fees.

     24. This Agreement can be modified only by a written instrument executed by Licensee and Licensor.

     25. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements, whether oral or written.

                         RICHFIELD HOLDINGS, INC.,
                         a Colorado corporation

                         By:  /s/   Michael Sheh
                              ------------------
                         Name:  Michael Sheh
                         Title:  Sr. Vice President

                         By:  /s/   Joel W. Hiser
                              -------------------
                         Name:  Joel W. Hiser
                         Title:  Sr. Vice President

                         DURHAM OPERATING PARTNERSHIP. L.P.
                         a Delaware limited partnership

                         By:  AIRCOA HOSPITALITY SERVICES, INC.
                         a Delaware corporation
                         its managing general partner

                         By:  /s/   Michael Sheh
                              ------------------
                         Name:  Michael Sheh
                         Title:  Sr. Vice President

                         By:  /s/   Mark L. T. Butler
                              -----------------------
                         Name:  Mark L. T. Butler
                         Title:  Sr. Vice President